Annex C

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of ______________, 200_ by and between Waste Services, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), and the party identified as an Investor on the signature page hereto (the “Investor”).

WHEREAS, the Company has entered into that certain Subscription Agreement, dated as of November 8, 2006 (the “Subscription Agreement”) with the investors listed therein (including the Investor), pursuant to which the Company is issuing and selling to such investors, and such investors are purchasing from the Company, shares of Common Stock of the Company on the terms, and subject to the conditions, set forth in the Subscription Agreement;

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transaction provided for in the Subscription Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. For purposes of this Agreement:

(a)   “Affiliate” shall have the meaning ascribed to such term in Rule 405 under the Securities Act.

(b)   “Common Stock” means the common stock of the Company, par value $.01 per share.

(c)   “Closing Date” means the date of the closing of the sale of Common Stock to the investor a party thereto pursuant to the Subscription Agreement

(d)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(e)   “Person” means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

(f)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

(g)   “Registrable Securities” means (1) any Shares and (2) any Common Stock issued to the Investor (or any assignee thereof in accordance with Section 12) as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock; provided, however, that any Registrable Securities sold by the Investor in a transaction in which the Investor’s rights under this Agreement are not assigned pursuant to Section 12 below shall cease to be Registrable Securities from and after the time of such sale. In addition, any securities shall cease to be Registrable Securities from and after such time as they (x) are sold to the public in a registered public offering, (y) are eligible for sale pursuant to Rule 144 under the Securities Act without restriction on volume or manner of sale or (x) become freely tradable without restriction imposed by the Securities Act. For purposes of determining whether any securities shall have ceased to be Registrable Securities hereunder, such securities shall be deemed to be held by a person that is a not an Affiliate of the Company.

(h)	“SEC” means the United States Securities and Exchange Commission.

(i)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(j)    “Shares” means the shares of Common Stock sold to the Investor pursuant to the Subscription Agreement.

(k)   “Violation” means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant to this Agreement, including without limitation any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or “blue sky” laws in connection therewith, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

2.	Shelf Registration.

(a)   The Company agrees that it shall file, within fifteen (15) days following the Closing Date (the “Required Filing Date”), with the SEC a registration statement on Form S-3 under the Securities Act if the Company is then eligible to use such form, or if the Company is not then eligible, any other SEC form which the Company is then eligible to use (any such registration statement, a “Shelf Registration Statement”) for an offering to be made on a delayed and continuous basis pursuant to Rule 415 thereunder, and or/any similar rule that may be adopted by the SEC, to register the resale of any Registrable Securities outstanding as of such date (including without limitation any Shares that are not freely tradable without restriction imposed by the Securities Act by Persons who are not Affiliates of the Company) by the Investor from time to time in accordance with the methods of distribution elected by the Investor and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act on or before 5:00 pm eastern time on the date that is ninety (90) days after the Closing Date (the “Effective Date”).

(b)   Notwithstanding the foregoing, the Company may postpone filing or having the Shelf Registration Statement declared effective for a reasonable period not to exceed thirty (30) consecutive trading days if the Board of Directors of the Company shall have determined in good faith because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation the acquisition or divestiture of assets, capital raising activities, pending corporate developments and similar events, that postponing effectiveness is in the best interests of the Company, and prior to postponing the effectiveness the Company provides the Investor with written notice of such postponement, which notice need not specify the nature of the event giving rise to the postponement.

(c)   The Company shall use its reasonable best efforts to: (i) to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the Investor until the earliest of (1) the sale of all Registrable Securities registered under the Shelf Registration Statement; (2) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to all Registrable Securities held by Persons who are not Affiliates of the Company; and (3) two years from the date upon which the Shelf Registration Statement is declared effective under the Securities Act (such period being referred to herein as the “Effectiveness Period”).

(d)   The Company may suspend the use of the prospectus included in the Shelf Registration Statement for a period not to exceed sixty (60) consecutive trading days if the Board of Directors of the Company shall have determined in good faith because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation the acquisition or divestiture of assets, capital raising activities, pending corporate developments and similar events, that it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Investor with written notice of such suspension (“Material Adverse Event Notice”), which notice need not specify the nature of the event giving rise to the suspension (any period during which such a suspension is in effect, a “Blackout Period”). Notwithstanding the foregoing, the Company may not send more than two Material Adverse Event Notices to the Investor in any 365-day period.

(e)   In the event that the Investor is prevented from selling Registrable Shares through the Shelf Registration Statement as a result of a Blackout Period declared by the Company, the Effectiveness Period shall be extended by the number of days that the Investor is prevented from making sales under the Shelf Registration Statement as a result of such Blackout Period.

(f)    If at any time following the filing of any Shelf Registration Statement, the Investor desires to sell all or any portion of the Registrable Securities under such Shelf Registration Statement in an underwritten offering, the Investor shall notify the Company of such intent at least 15 days prior to any such sale (any such proposed sale, an “Underwritten Take-Down Transaction”), and the Company shall prepare and file a prospectus supplement, post-effective amendment to the Shelf Registration Statement and/or Exchange Act reports incorporated by reference into the Shelf Registration Statement and take such other actions as necessary to permit the consummation of any such Underwritten Take-Down Transaction.

3.	Demand Registration.

(a)   If, at any time and during the time after the Closing Date, the Shelf Registration Statement is not effective or otherwise available, the Investor may request in a written notice to the Company (the “Request”) that the Company effect the registration under the Securities Act of some or all of the Registrable Securities then owned by the Investor; provided, however, that the Company will not be required to effect more than one registration pursuant to this Section. Following the receipt of a Request, the Company shall, subject to the limitations of this Section 3, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Investor requests to be registered.

(b)           If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwritten offering, it shall so advise the Company as a part of its request made pursuant to this Section 3. In such event, the right of the Investor to include its Registrable Securities in such registration shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. The Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Investor (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise the Investor,; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration will not be reduced unless all other securities of the Company that are entitled by contract or otherwise to be included therein are first entirely excluded from such underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)           Notwithstanding the foregoing, the Company may postpone having a registration statement pursuant to this Section 3 declared effective for a reasonable period not to exceed thirty (30) consecutive trading days if the Board of Directors of the Company shall have determined in good faith because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation the acquisition or divestiture of assets, capital raising activities, pending corporate developments and similar events, that postponing effectiveness is in the best interests of the Company, and prior to postponing the effectiveness the Company provides the Investor with written notice of such postponement, which notice need not specify the nature of the event giving rise to the postponement.

4.	Piggy-back Registration.

(a)           If, at any time and during the time after the Closing Date, the Shelf Registration Statement is not effective, and the Company proposes to file on its behalf and/or on behalf of any of its security holders (the “demanding security holders”) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or in connection with an exchange offer, or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities, it will give written notice to the Investor at least 30 days before the initial filing with the SEC of such registration statement, which notice shall set forth the proposed offering price and the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing (and any qualification under blue sky or other state securities laws or other compliance) the aggregate number of shares of Registrable Securities as the Investor may request. If the Investor desires to include in any such registration statement all or any part of the Registrable Securities held by it, the Investor shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing. If the Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Investor shall nevertheless continue to have the right under this Section 4 to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)           If the registration statement under which the Company gives notice under this Section 4 is for an underwritten offering, the Company shall so advise the Investor. In such event, the right of the Investor to be included in a registration pursuant to this Section 4 shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein. The Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Investor). Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the demanding security holders on a pro rata basis; and third, to any stockholder of the Company (other than the demanding security holders and including the Investor) on a pro rata basis. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the projected effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. If the Investor is a partnership or corporation, the partners, retired partners and stockholders of the Investor, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “selling Investor,” and any pro rata reduction with respect to such “selling Investor” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals.

5.	Obligations of the Company. Whenever required under this Agreement to effect or maintain the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(b)   Furnish to the Investor such number of copies of such registration statement and of each amendment and supplement thereto (in each case without exhibits unless requested by the Investor), such number of copies of the prospectus contained in such registration statement (including without limitation each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

(c)   Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such states or jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (c), or (ii) to file a general consent to service of process in any such state or jurisdiction.

(d)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided that, if the Company enters into an underwriting agreement pursuant to this Section 5(d) or pursuant to Section 3(b) or otherwise in connection with registrations hereunder, (i) such underwriting agreement shall be reasonably satisfactory in substance and form to the underwriters, to the Investor and to the Company, (ii) the Investor shall be a party to such underwriting agreement and may require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of the Investor and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of the Investor and (iii) the Investor shall not be required by any underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Investor, the ownership of the Investor’s Registrable Securities and the Investor’s intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by the Investor pursuant to Section 10(b).

(e)   Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(f)    Notify the Investor and its underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

(g)   Notify the Investor if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its reasonable best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise the Investor promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

(h)   In the case of an offering that is an underwritten public offering, (x) cause to be delivered an opinion of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Investor and the underwriters, and (y) cause to be delivered, on the date that the registration statement with respect to such securities becomes effective, a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to the underwriters, addressed to the underwriters, and, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

(i)    As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have “made generally available to its security holders” (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

(j)    List the Registrable Securities which are registered pursuant to this Agreement on each national securities exchange or automated quotation system upon which the shares to be registered are traded.

(k)           Cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legend and, at the Investor’s request, to cause the Company’s transfer agent to timely record such Registrable Securities in book-entry form without transfer restrictions (including, in each case, by providing the transfer agent with such certificates, opinion of counsel or other documents as the Company’s transfer agent may require).

6.            Amendments, Supplements to Prospectus. Immediately upon receipt of a notice referred to in Section 5(g) hereof, the Investor agrees to (i) cease making sales of securities pursuant to any then effective registration statement or any prospectus contained therein until it has received from the Company an amendment or supplement to the registration statement or prospectus and (ii) to promptly deliver to the Company any copies of the registration statement or such prospectus then in its possession.

7.            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

8.            Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2, 3 or 4, including without limitation all registration, filing and qualification fees, printers’ fees, fees and expenses of counsel and accountants for the Company and the reasonable fees and disbursements of one firm of counsel for the Investor, shall be borne by the Company, even if such registrations, filings, or qualifications do not become effective.

9.            Late Registration. If any registration statement required to be filed hereunder (x) has not been filed by the Required Filing Date, (y) has not been declared effective by the SEC on or before the Effective Date, or (z) is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within ten (10) days (the “Required Cure Date”) by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared effective, the Company shall, on the business day immediately following the Required Filing Date, the Effective Date or the Required Cure Date, as the case may be, and each 30th day thereafter, make a payment to the Investor as partial compensation for such delay (the “Late Registration Payments”) equal to one percent (1%) of the aggregate purchase price of the Registrable Securities (calculated based on a per share price of $9.50) not previously sold by the Investor until such registration statement is filed or declared effective by the SEC, as the case may be; provided, however, that in no event shall the payments made pursuant to this Section 8, if any, exceed in the aggregate twelve percent (12%) of such aggregate price. Late Registration Payments will be prorated on a daily basis during each 30 day period and will be paid to the Investor by wire transfer or check within five business days after the earlier of (i) the end of each thirty day period following the Effective Date, Required Filing Date or Required Cure Date, as applicable or (ii) the effective date of such registration statement.

10.          Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

(a)   The Company will indemnify and hold harmless the Investor, its heirs, personal representatives and assigns, each of the Investor’s officers, directors, partners, employees and affiliates, any underwriter (as defined in the Securities Act) for the Investor for the offering and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal, state, Canadian, or provincial securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party.

(b)   The Investor will indemnify and hold harmless the Company, each of its directors, each of its officers, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter for the offering, any other stockholder (and any affiliate thereof) selling securities in such registration statement and any controlling Person of any such underwriter or other stockholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal, state, Canadian, or provincial securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, further, that in no event shall the liability of the Investor under this Section 10(b) or otherwise in connection with the offering exceed the net proceeds from the offering received by the Investor.

(c)   Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including without limitation any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (but no more than one separate counsel, plus any required local counsel, with respect to all indemnified parties) with the fees and expenses to be paid by the indemnifying party, if in the reasonable opinion of counsel to an indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between, or different defenses available to, such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 10 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby.

(d)   The obligations of the Company and the Investor under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

(e)   Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

(f)    If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 10, the Investor shall not be required, pursuant to this Section 10 or otherwise in connection with the offering, to contribute any amount in excess of the net proceeds received by the Investor from the sale of Common Stock in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

11.          Reports Under the Exchange Act. With a view to making available to the Investor the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, for so long as any Registrable Securities remain outstanding, the Company agrees to:

(a)   make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)   remain registered under the Exchange Act and file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)   furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration.

12.          Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part to any Person acquiring Registrable Securities from the Investor in compliance with the applicable provisions of any relevant agreement between the Investor and the Company, provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on the Investor under this Agreement to the same extent as if such transferee or assignee was a party hereto; and, upon such an assignment, all references herein to the Investor shall be deemed to constitute references to such transferee or assignee.

13.          Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Investor as long as there are Registrable Securities outstanding, enter into any agreement with any investor or prospective investor of securities of the Company that would grant such investor registration rights senior to those granted to the Investor hereunder.

14.          Amendment; Waiver. Any provision of this Agreement may be amended only with the written consent of the Company and the Investor. The observance of any provision of this Agreement by the Company may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Investor. The observance of any provision of this Agreement by the Investor may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon the Investor, each future holder of Registrable Securities, and the Company. Without limiting the generality of the foregoing, the Company shall not take any action that adversely affects the rights of the Investor with respect to this Agreement without obtaining the prior written consent of the Investor.

15.          Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

16.          Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

17.          Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

18.          Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

19.          Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 12), heirs, executors and administrators of the parties hereto.

20.          Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified (including by facsimile, receipt confirmed) or three (3) days after being sent by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to the Investor, at its address set forth in the Subscription Agreement or at such other address as the Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth in the Subscription Agreement, or at such other address as the Company shall have furnished to the parties in writing.

21.          Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part hereof as to any party, whether arising by reason of the law of the respective party’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

22.          Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

23.          Delays or Omissions Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

24.          Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.

WASTE SERVICES, INC.

By:        /s/ Ivan R. Cairns

Name:  Ivan Cairns

Title:    Exec VP

INVESTOR:

Prides Capital Partners, LLC,

Its sole general partner

By:        /s/ Henry J. Lawlor Jr.

Name:  Henry J. Lawlor Jr.

Title:    Managing Member of the General Partner